First Quarter 2018 Results April 19, 2018 Exhibit 99.2

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial, Inc. (“People’s United”) plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People's United does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1 Net interest income on a fully taxable equivalent basis was $302.1 million, a decrease of $2 million or 1%. (Comparisons versus fourth quarter 2017, unless noted otherwise) First Quarter 2018 Overview Record Quarterly Net income of $107.9 million, or $0.30 per common share Board of Directors Declares Common Dividend Increase for 25th Consecutive Year Net interest income1 of $296 million, an increase of $4 million or 1% Net interest margin of 3.05%, a decrease of 2 basis points Includes unfavorable impact of tax reform on municipal bond holdings and tax-preferenced items in the C&I portfolio as well as two fewer calendar days in the first quarter Average loan balances of $32.1 billion, a decrease of $175 million or <1% Period-end balances of $32.1 billion, a decrease $471 million or 1% Average deposit balances of $32.8 billion, a decrease of $54 million or <1% Period-end balances of $32.9 billion, a decrease of $163 million or <1% Non-interest income of $90 million, an increase of $3 million or 4% Non-interest expense of $244 million, an increase of $4 million or 2% Efficiency ratio of 59.4%, an increase of 330 basis points, but flat with the prior year quarter Unfavorable impact of tax reform added approximately 90 basis points to the efficiency ratio in the first quarter Net loan charge-offs of 0.06%, an improvement of 2 basis points Common dividend payout ratio of 56.3%

Net Interest Income1 ($ in millions) $292.3 $295.8 1 Net interest income on a fully taxable equivalent basis for 4Q 2017 and 1Q 2018 was $304.1 million and $302.1 million, respectively. +$3.5 or 1% Linked-Quarter Change $10.7 ($3.8) $2.7 ($3.8) ($2.3)

Net Interest Margin 3.07% 3.05% (2 bps) Linked-Quarter Change 10 bps (4 bps) (4 bps) (2 bps) (2 bps)

Loans $32,096 ($ in millions, average balances) $32,271 Linked-quarter change: ($175) million or <1% Linked-Quarter Change $120 ($44) $31 ($114) ($168)

Deposits ($ in millions, average balances) $32,824 $32,878 Linked-quarter change: ($54) million or <1% Linked-Quarter Change $121 ($83) ($58) ($34)

Non-Interest Income ($ in millions) $87.3 $90.4 ($3.7) $9.9 +$3.1 or 4% Linked-Quarter Change $2.9 $1.6 ($1.0) ($0.9) ($5.7) 1 1 4Q 2017 included $10.0 million of security losses incurred as a tax planning strategy in response to tax reform and deemed non-operating given their non-recurring nature.

Non-Interest Expense ($ in millions) $243.5 $239.7 ($1.6) +$3.8 or 2% Linked-Quarter Change $8.6 $0.9 ($1.3) ($2.8)

Efficiency Ratio Quarterly Trend 1 1 The unfavorable impact of tax reform added approximately 90 basis points due to lower FTE adjustments on net interest income.

Asset Quality 1Non-performing assets (excluding acquired non-performing loans) as a percentage of originated loans plus all REO and repossessed assets; acquired non-performing loans excluded as risk of loss has been considered by virtue of (i) our estimate of acquisition-date fair value, (ii) the existence of an FDIC loss sharing agreement, and/or (iii) allowance for loan losses established subsequent to acquisition Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. 2Ex. acquired loan charge-offs, PBCT’s charge-off ratio was 0.04%, 0.06%, 0.05%, 0.06% & 0.03% in 1Q 2018, 4Q 2017, 3Q 2017, 2Q 2017 & 1Q 2017, respectively PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median) Non-Performing Assets / Loans & REO (%)1 Net Charge-offs / Average Loans2

Returns Return on Average Assets Return on Average Tangible Common Equity 0.77% 10.9% Returns calculated on an operating basis 2nd quarter 2017 returns were significantly impacted by merger-related expenses of $24.8 million ($16.8 million after-tax).

Capital Ratios Mar. 31, 2017 Jun. 30, 2017 Sep. 30, 2017 Dec. 31, 2017 Mar. 31, 20181 People’s United Financial, Inc. Tang. Com. Equity/Tang. Assets 7.4% 7.5% 7.1% 7.2% 7.3% Tier 1 Leverage 8.5% 8.6% 8.3% 8.3% 8.5% Common Equity Tier 1 10.0% 10.1% 9.5% 9.7% 10.1% Tier 1 Risk-Based 10.8% 10.9% 10.2% 10.4% 10.8% Total Risk-Based 12.7% 12.6% 12.0% 12.2% 12.6% People’s United Bank, N.A. Tier 1 Leverage 8.9% 9.0% 8.6% 8.5% 8.6% Common Equity Tier 1 11.3% 11.3% 10.6% 10.7% 11.0% Tier 1 Risk-Based 11.3% 11.3% 10.6% 10.7% 11.0% Total Risk-Based 13.4% 13.3% 12.6% 12.6% 12.9% 1 Capital ratios at March 31, 2018 reflect the reclassification of approximately $38 million from AOCI to retained earnings representing the stranded tax effects arising as a result of the enactment of the Tax Cuts and Jobs Act. The reclassification favorably impacted capital ratios by approximately 11 basis points.

Interest Rate Risk Profile 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Mar. 31, 2018 Dec. 31, 2017 Net Interest Income (NII) Sensitivity

Appendix

Loans $21,737 $24,390 $26,592 $29,745 $32,575 $28,411 ($ in millions, end of period balances) State Breakdown $32,104

Deposits $21,751 $22,557 $26,138 $29,861 $33,056 $28,417 ($ in millions, end of period balances) State Breakdown $32,894

Asset Quality Originated Portfolio Coverage Detail as of March 31, 2018 Note – ALLLs: Commercial: $200 million, Retail: $31 million, Total: $231 million. ALLLs / Loans NPLs / Loans ALLLs / NPLs

Peer Group Firm Ticker City State 1 Associated ASB Green Bay WI 2 Citizens CFG Providence RI 3 Comerica CMA Dallas TX 4 Cullen/Frost CFR San Antonio TX 5 East West EWBC Pasadena CA 6 First Horizon FHN Memphis TN 7 Huntington HBAN Columbus OH 8 KeyCorp KEY Cleveland OH 9 M&T MTB Buffalo NY 10 New York Community NYCB Westbury NY 11 Signature SBNY New York NY 12 Synovus SNV Columbus GA 13 Umpqua UMPQ Portland OR 14 Webster WBS Waterbury CT 15 Zions ZION Salt Lake City UT

For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com